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                                                                  EXHIBIT (k)(4)

                                [RBC LETTERHEAD]


                                  CONFIDENTIAL


                                October __, 2005




Tortoise North American Energy Corporation
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210

Attention:    David J. Schulte

       Re:    Financial Advisory Services Letter Agreement

Ladies and Gentlemen:

         This letter confirms the understanding of Tortoise North American Energy Corporation, a Maryland corporation (the "Fund"), the Fund's investment adviser, Tortoise Capital Advisors, LLC, a Delaware limited liability company (the "Adviser"), and RBC Capital Markets Corporation ("RBC"), related to certain financial advisory services to be performed by RBC in connection with a proposed public offering (the "Offering") of shares of common stock of the Fund. The parties contemplate entering into a separate Underwriting Agreement among the Fund, the Advisor, RBC and the other underwriters named therein that will set forth the terms of the Offering, including the underwriting discounts and commissions.

         RBC hereby agrees to provide financial advisory services to the Fund in connection with structuring the Offering.

         The Fund hereby agrees that, in consideration for the provision of such services, the Fund (but not the Adviser) shall pay RBC, contemporaneous with and contingent on the closing of the Offering, a financial advisory fee equal to 0.25% of the gross proceeds of the Offering.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.



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         IN WITNESS WHEREOF, the parties hereto have caused this Letter to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                      Very truly yours,

                                      RBC CAPITAL MARKETS CORPORATION


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AGREED AND ACCEPTED
this ___ day of October, 2005

TORTOISE NORTH AMERICAN ENERGY CORPORATION





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TORTOISE CAPITAL ADVISORS, LLC


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